UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02                                           Termination of a Material Definitive Agreement.

On August 10, 2018, ReShape Lifesciences Inc. (the “Company”) announced that the underwriting agreement, dated August 7, 2018 (the “Underwriting Agreement”), between the Company and H.C. Wainwright & Co., LLC (the “Underwriter”), relating to the Company’s previously announced underwritten public offering of shares of the Company’s common stock, was terminated by the Underwriter in accordance with its terms due to Nasdaq’s determination that the offering was not a public offering under the Nasdaq rules, and therefore could not be completed without shareholder approval. As a result of the termination of the Underwriting Agreement, no shares of common stock will be issued in the underwritten public offering.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2018, the Board of Directors of the Company, upon the recommendation of the Nominating and Governance Committee, elected Arda Minocherhomjee as a new director, effective as of August 13, 2018. The size of the Board was increased from four to five members in connection with Mr. Minocherhomjee’s election. Mr. Minocherhomjee was elected to serve as a Class III director for a term expiring at the 2019 Annual Meeting of Stockholders and will initially serve on the Board’s Audit Committee and Compensation Committee.

The Board determined that Mr. Minocherhomjee meets applicable director independence standards. There is no arrangement or understanding between Mr. Minocherhomjee and any other persons pursuant to which he was selected as a director. There are no related party transactions between Mr. Minocherhomjee and the Company.

Mr. Minocherhomjee will receive the standard compensation for the Company’s non-employee directors, as described under the caption “Director Compensation” in the Company’s definitive proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 30, 2018.

Item 8.01                                           Other Events

In connection with the Company’s underwritten public offering of shares of common stock at a public offering price of $0.085 per share that was announced on August 7, 2018 and terminated on August 10, 2018, the conversion price of the Company’s outstanding shares of series B convertible preferred stock and series D convertible preferred stock, and the exercise price of the warrants to purchase common stock issued in connection therewith, was reduced to $0.085 in accordance with their terms. At the close of business on August 10, 2018, and taking into account the conversion by certain holders of shares of the Company’s outstanding series B convertible preferred stock and series D convertible preferred stock into shares of common stock at a conversion price of $0.085 per share, the Company had the following securities outstanding:

•                  33,548,621 shares of our common stock;

•                  37,376,917 shares of our common stock issuable upon conversion of 3,177.04 shares of series D convertible preferred stock;

•                  635,920 shares of our common stock issuable upon conversion of 95,388 shares of series C convertible preferred stock;

•                  7,541,177 shares of our common stock issuable upon conversion of 641 shares of series B convertible preferred stock;

•                  6,379,636 shares of our common stock issuable upon the exercise of warrants, with exercise prices ranging from $0.085 to $33,000;

•                  603,725 shares of common stock issuable upon the exercise of options, with exercise prices ranging from $3.52 to $478,170; and

•                  437,880 shares of our common stock reserved for future issuance under our Second Amended and Restated 2003 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

	By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Dated: August 13, 2018